Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2026

AI demand acceleration and Micron execution drive record fiscal Q1 results, including highest ever free cash flow

BOISE, Idaho, December 17, 2025 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its first quarter of fiscal 2026, which ended November 27, 2025.

Fiscal Q1 2026 highlights
•Revenue of $13.64 billion versus $11.32 billion for the prior quarter and $8.71 billion for the same period last year
•GAAP net income of $5.24 billion, or $4.60 per diluted share
•Non-GAAP net income of $5.48 billion, or $4.78 per diluted share
•Operating cash flow of $8.41 billion versus $5.73 billion for the prior quarter and $3.24 billion for the same period last year

“In fiscal Q1, Micron delivered record revenue and significant margin expansion at the company level and also in each of our business units,” said Sanjay Mehrotra, Chairman, President and CEO of Micron Technology. “Our Q2 outlook reflects substantial records across revenue, gross margin, EPS and free cash flow, and we anticipate our business performance to continue strengthening through fiscal 2026. Micron’s technology leadership, differentiated product portfolio, and strong operational execution position us as an essential AI enabler, and we are investing to support our customers’ growing need for memory and storage.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ1-26	FQ4-25	FQ1-25	FQ1-26	FQ4-25	FQ1-25

Revenue	$13,643	$11,315	$8,709	$13,643	$11,315	$8,709
Gross margin	7,646	5,054	3,348	7,753	5,169	3,441
Percent of revenue	56.0%	44.7%	38.4%	56.8%	45.7%	39.5%
Operating expenses	1,510	1,400	1,174	1,334	1,214	1,047
Operating income	6,136	3,654	2,174	6,419	3,955	2,394
Percent of revenue	45.0%	32.3%	25.0%	47.0%	35.0%	27.5%
Net income	5,240	3,201	1,870	5,482	3,469	2,037
Diluted earnings per share	4.60	2.83	1.67	4.78	3.03	1.79

For the first quarter of 2026, investments in capital expenditures, net(2) were $4.5 billion and adjusted free cash flow(2) was $3.9 billion. Micron ended the year with cash, marketable investments, and restricted cash of $12.0 billion. On December 17, 2025, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on January 14, 2026, to shareholders of record as of the close of business on December 29, 2025.

Quarterly Business Unit Financial Results
	FQ1-26	FQ4-25	FQ1-25

Cloud Memory Business Unit
Revenue	$5,284	$4,543	$2,648
Gross margin	66%	59%	51%
Operating margin	55%	48%	40%

Core Data Center Business Unit
Revenue	$2,379	$1,577	$2,292
Gross margin	51%	41%	50%
Operating margin	37%	25%	38%

Mobile and Client Business Unit
Revenue	$4,255	$3,760	$2,608
Gross margin	54%	36%	27%
Operating margin	47%	29%	15%

Automotive and Embedded Business Unit
Revenue	$1,720	$1,434	$1,158
Gross margin	45%	31%	20%
Operating margin	36%	20%	7%

Business Outlook

The following table presents Micron’s guidance for the second quarter of 2026:

FQ2-26	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$18.70 billion ± $400 million	$18.70 billion ± $400 million
Gross margin	67.0% ± 1.0%	68.0% ± 1.0%
Operating expenses	$1.56 billion ± $20 million	$1.38 billion ± $20 million
Diluted earnings per share	$8.19 ± $0.20	$8.42 ± $0.20

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, December 17, 2025 at 2:30 p.m. Mountain Time to discuss its first quarter financial results and provide forward-looking guidance for its second quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call.

We encourage you to visit our website at micron.com throughout the quarter for the most current information on the company, including information on financial conferences that we may be attending. You can also follow us on LinkedIn, X (@MicronTech) and YouTube (@MicronTechnology).

About Micron Technology, Inc.

Micron Technology, Inc. is an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2025 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results, including our guidance for the second quarter of 2026. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings; adjusted free cash flow; investments in capital expenditures, net; and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 27, 2025	August 28, 2025	November 28, 2024

Revenue	$13,643	$11,315	$8,709
Cost of goods sold	5,997	6,261	5,361
Gross margin	7,646	5,054	3,348

Research and development	1,171	1,047	888
Selling, general, and administrative	337	314	288
Other operating (income) expense, net	2	39	(2)
Operating income	6,136	3,654	2,174

Interest income	139	146	107
Interest expense	(74)	(124)	(118)
Other non-operating income (expense), net	(140)	(45)	(11)
	6,061	3,631	2,152

Income tax (provision) benefit	(829)	(429)	(283)
Equity in net income (loss) of equity method investees	8	(1)	1
Net income	$5,240	$3,201	$1,870

Earnings per share
Basic	$4.66	$2.86	$1.68
Diluted	4.60	2.83	1.67

Number of shares used in per share calculations
Basic	1,125	1,120	1,111
Diluted	1,138	1,131	1,122

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	November 27, 2025	August 28, 2025

Assets
Cash and equivalents	$9,731	$9,642
Short-term investments	587	665
Receivables	10,184	9,265
Inventories	8,205	8,355
Other current assets	958	914
Total current assets	29,665	28,841
Long-term marketable investments	1,697	1,629
Property, plant, and equipment	48,477	46,590
Operating lease right-of-use assets	700	736
Intangible assets	465	453
Deferred tax assets	641	616
Goodwill	1,150	1,150
Other noncurrent assets	3,176	2,783
Total assets	$85,971	$82,798

Liabilities and equity
Accounts payable and accrued expenses	$9,796	$9,649
Current debt	569	560
Other current liabilities	1,695	1,245
Total current liabilities	12,060	11,454
Long-term debt	11,187	14,017
Noncurrent operating lease liabilities	669	701
Noncurrent unearned government incentives	1,148	1,018
Other noncurrent liabilities	2,101	1,443
Total liabilities	27,165	28,633

Commitments and contingencies

Shareholders’ equity
Common stock	127	127
Additional capital	13,610	13,339
Retained earnings	53,344	48,583
Treasury stock	(8,152)	(7,852)
Accumulated other comprehensive income (loss)	(123)	(32)
Total equity	58,806	54,165
Total liabilities and equity	$85,971	$82,798

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Three months ended	November 27, 2025	November 28, 2024

Cash flows from operating activities
Net income	$5,240	$1,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	2,212	2,030
Stock-based compensation	290	220
Change in operating assets and liabilities:
Receivables	(871)	(817)
Inventories	150	170
Accounts payable and accrued expenses	156	(241)
Other current liabilities	449	(161)
Other noncurrent liabilities	547	132
Other	238	41
Net cash provided by operating activities	8,411	3,244

Cash flows from investing activities
Expenditures for property, plant, and equipment	(5,389)	(3,206)
Purchases of available-for-sale securities	(255)	(377)
Proceeds from government incentives	878	65
Proceeds from maturities and sales of available-for-sale securities	268	428
Other	(96)	(58)
Net cash used for investing activities	(4,594)	(3,148)

Cash flows from financing activities
Repayments of debt	(2,943)	(84)
Repurchases of common stock - withholdings on employee equity awards	(367)	(207)
Repurchases of common stock - repurchase program	(300)	—
Payments of dividends to shareholders	(134)	(131)
Other	(1)	—
Net cash used for financing activities	(3,745)	(422)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	14	(29)

Net increase (decrease) in cash, cash equivalents, and restricted cash	86	(355)
Cash, cash equivalents, and restricted cash at beginning of period	9,646	7,052
Cash, cash equivalents, and restricted cash at end of period	$9,732	$6,697

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 27, 2025	August 28, 2025	November 28, 2024

GAAP gross margin	$7,646	$5,054	$3,348
Stock-based compensation	107	115	90
Other	—	—	3
Non-GAAP gross margin	$7,753	$5,169	$3,441

GAAP operating expenses	$1,510	$1,400	$1,174
Stock-based compensation	(173)	(147)	(127)
Restructure and asset impairments	—	(38)	—
Other	(3)	(1)	—
Non-GAAP operating expenses	$1,334	$1,214	$1,047

GAAP operating income	$6,136	$3,654	$2,174
Stock-based compensation	280	262	217
Restructure and asset impairments	—	38	—
Other	3	1	3
Non-GAAP operating income	$6,419	$3,955	$2,394

GAAP net income	$5,240	$3,201	$1,870
Stock-based compensation	280	262	217
Restructure and asset impairments	—	38	—
Loss on debt prepayments	130	9	—
Other	(20)	1	—
Estimated tax effects of above and other tax adjustments	(148)	(42)	(50)
Non-GAAP net income	$5,482	$3,469	$2,037

GAAP weighted-average common shares outstanding - Diluted	1,138	1,131	1,122
Adjustment for stock-based compensation	10	14	16
Non-GAAP weighted-average common shares outstanding - Diluted	1,148	1,145	1,138

GAAP diluted earnings per share	$4.60	$2.83	$1.67
Effects of the above adjustments	0.18	0.20	0.12
Non-GAAP diluted earnings per share	$4.78	$3.03	$1.79

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	1st Qtr.	4th Qtr.	1st Qtr.
	November 27, 2025	August 28, 2025	November 28, 2024

GAAP net cash provided by operating activities	$8,411	$5,730	$3,244

Expenditures for property, plant, and equipment	(5,389)	(5,658)	(3,206)
Proceeds from sales of property, plant, and equipment	6	20	9
Proceeds from government incentives	878	711	65
Investments in capital expenditures, net	(4,505)	(4,927)	(3,132)
Adjusted free cash flow	$3,906	$803	$112

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from debt prepayments;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax (provision) benefit relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ2-26	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$18.70 billion ± $400 million	—		$18.70 billion ± $400 million
Gross margin	67.0% ± 1.0%	1.0%	A	68.0% ± 1.0%
Operating expenses	$1.56 billion ± $20 million	$180 million	B	$1.38 billion ± $20 million
Diluted earnings per share(1)	$8.19 ± $0.20	$0.23	A, B, C	$8.42 ± $0.20

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$125
B	Stock-based compensation – research and development	119
B	Stock-based compensation – sales, general, and administrative	61
C	Tax effects of the above items and other tax adjustments	(48)
		$257

(1)GAAP earnings per share based on approximately 1.14 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.